UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 4, 2014

GAIAM, INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado	000-27517	84-1113527
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

833 W. South Boulder Road, Louisville, CO 80027-2452

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (303) 222-3600

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On November 4, 2014, Gaiam, Inc. (“Gaiam”) held its 2014 annual meeting of shareholders. The final results for each of the matters submitted to a vote of shareholders at the annual meeting were as follows:

(1) Gaiam’s shareholders elected all nominees named in the proxy statement for the meeting to Gaiam’s board of directors, each to serve until the next annual meeting of shareholders to be held in 2015 or until successors are duly elected and qualified:

	For	Withheld	Broker non-votes
James Argyropoulos	68,044,230	266,546	—
Kristin Frank	68,165,865	144,911	—
Chris Jaeb	68,195,320	115,456	—
Lynn Powers	64,860,888	3,449,888	—
Jirka Rysavy	64,857,791	3,452,985	—
Wendy Schoppert	67,909,294	401,482	—
Paul Sutherland	68,045,350	265,426	—
Michael Zimmerman	68,194,216	116,560	—

(2) Gaiam’s shareholders approved, on an advisory basis, the compensation of Gaiam’s named executive officers:

For	Against	Abstain	Broker Non-Votes
67,423,435	866,182	3,052	—

At Gaiam’s 2011 annual meeting of shareholders, Gaiam’s shareholders supported, by a majority of the votes cast in a non-binding advisory vote on the frequency of future shareholder advisory votes to approve named executive officer compensation, to conduct future shareholder advisory votes to approve named executive officer compensation every three years. Gaiam considered the outcome of that advisory vote and determined that it will conduct future advisory votes every three years. The next non-binding advisory vote on named executive officer compensation will take place at the 2017 annual meeting of shareholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAIAM, INC.

By:	/s/ Stephen J. Thomas
Stephen J. Thomas
Chief Financial Officer

Date: November 7, 2014